Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to incorporation by reference in the registration statement (No. 33-51239) on Form S-8 of our report dated June 24, 2011 appearing in the annual report on Form 11-K of Kelly Retirement Plus for the year ended December 31, 2010.
/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
June 24, 2011